UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020 (September 10, 2020)

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2020, Mr. Haitao Liu tendered his voluntary resignation as Chief Executive Officer of Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), the variable interest entity of Senmiao Technology Limited (the “Company”), to the Company’s Board of Directors (the “Board”), effective immediately. Ms. Liu’s resignation was for personal reasons and was not due to any disagreement with the Company.

On September 10, 2020, the Board appointed Mr. Haitao Liu to serve as the Company’s Chief Operating Officer, effective immediately.

Mr. Haitao Liu, age 48, served as the Chief Executive Officer of Sichuan Senmiao from August 1, 2018 to September 10, 2020. Mr. Liu previously served as Chief Executive Officer of Shenzhen Qianhai Tuteng Internet Financial Services Co., Ltd., a peer-to-peer online lending company specialized in auto loans, from May 2015 to April 2018. Prior to that, he served as the Deputy General Manager of Chengdu High-Tech Zone Xingrui Microfinance Co., Ltd., a company offering loans to small businesses and individuals, from May 2012 to April 2015, as the Chief Financial Officer of Sichuan Information Industry Co., Ltd., an information technology company, from July 2006 to May 2012, and as the Deputy General Manager of Sichuan Zhongxin Hengde CPA Co., Ltd. from June 2000 to July 2006. He also served as a civil servant in Chenghua District People’s Government of Chengdu from June 1993 to June 2000. Mr. Liu received a master’s degree in EMBA (Finance) from Southwestern University of Finance and Economics, a bachelor’s degree in Business Administration from Southwest Jiaotong University and an associate degree in Commercial Economy from Southwestern University of Finance and Economics in China.

Effective September 11, 2020, the Company and Mr. Liu entered into an employment agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Liu is entitled to an annual salary of RMB540,000 (approximately $77,000) for his service as Chief Operating Officer of the Company. He is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. His employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Employment Agreement, the Company may terminate Mr. Liu’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties. In such case, Mr. Liu will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Mr. Liu’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, the Company is required to provide the following severance payments and benefits to Mr. Liu: a cash payment of one month of base salary as of the date of such termination for each year (which is any period longer than six months but no more than one year) and a cash payment of half month of base salary as of the date of such termination for any period of employment no more than six months, provided that the total severance payments shall not exceed twelve months of base salary.

Pursuant to the Employment Agreement, Mr. Liu may terminate his employment at any time with 30 days’ advance written notice if there is any significant change in his duties and responsibilities or a material reduction in his annual salary. In such case, Mr. Liu will be entitled to receive compensation equivalent to 3 months of his base salary. In addition, if the Company or its successor terminates the Employment Agreement upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity (the “Change of Control Transaction”), Mr. Liu shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to 3 months of base salary at a rate equal to the greater of his annual salary in effect immediate1y prior to the termination, or his then current annua1 salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months fo1lowing the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Liu.

The Employment Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

Mr. Liu has no family relationships with any director or executive officer of the Company. There are no transactions between the Company and Mr. Liu that will be required to be reported pursuant to Item 404(a) of Regulation S-K.

As previously disclosed in the Current Report on Form 8-K filed on May 30, 2019, on May 26, 2019, the Board, upon the recommendation of the Compensation Committee of the Board (“Compensation Committee”), approved a compensation package (“Compensation Arrangement”) for Xi Wen, Chief Executive Officer of the Company and Executive Director of Sichuan Senmiao. Under the Compensation Arrangement, Mr. Wen is entitled to, among others, a cash bonus of up to $50,000 for his services as Chief Executive Officer of the Company for the fiscal year ending March 31, 2020 upon satisfaction of the performance targets as reviewed by the Compensation Committee. On September 10, 2020, the Board approved the cash bonus of $40,000 for Mr. Wen as recommended by the Compensation Committee upon its review of the satisfaction of the performance targets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 11, 2020, by and between the Company and Haitao Liu

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Dated: September 14, 2020	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer